UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 26, 2018
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On June 26, 2018, Vera Bradley, Inc. (the "Company") agreed to repurchase 200,000 common shares from the Barbara B Baekgaard 2009 Grantor Retained Annuity Trust (the "Trust") at a price of $14.43 per share, representing an approximate four percent (4%) discount from the closing price of $15.03 on June 25, 2018. The Trust was established by the Company’s co-founder, Barbara Bradley Baekgaard, and is managed by two of Ms. Baekgaard’s children, Joan Byrne Hall (who is also the spouse of the Company’s chairman) and James Bradley Byrne. The transaction was approved by the Company’s Audit Committee and was effected as part of the Company’s previously announced share repurchase program. Following the Company’s June 26, 2018 repurchase, the Trust remains the beneficial owner of 2,810,469 of the Company’s common shares, or approximately 7.9% of the outstanding common shares, and approximately $10.5 million remained available under the Company’s share repurchase program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

June 27, 2018	/s/ John Enwright
John Enwright Chief Financial Officer